FFE TRANSPORTATION SERVICES, INC.
                   1999 EXECUTIVE BONUS AND PHANTOM STOCK PLAN

         This Executive Bonus and Phantom Stock Plan (hereafter this "Plan"), dated as of January 1, 1999 (the "Effective Date"), by FFE Transportation Services, Inc., a Delaware corporation ("FFE") which is a wholly-owned subsidiary of FFE, Inc. ("Inc."), a Delaware corporation which is a wholly-owned subsidiary of Frozen Food Express Industries, Inc. ("Industries"), a Texas corporation, for the benefit of certain officers of FFE.

                                     PURPOSE
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         FFE has established this Plan for the benefit of specified officers of
FFE in order to enhance the benefits to the covered officers, allow the officers to share in the growth of FFE through the appreciation in the value of the common stock of Industries, and to provide the officers with greater incentive to promote the growth of Industries' shareholder value. The purpose of the Plan is to align the financial interests of key officers of FFE with those of Industries' shareholders through the use of awards, payable in cash and units tied to the value of the common stock of Industries, upon the attainment of predetermined performance goals.

                                      TERMS
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         1. DEFINITIONS. For the purposes of this Plan, the following terms shall have the meanings set forth below:

                  (a) The term "Allocated Phantom Shares" shall mean all Phantom Shares allocated by FFE to the Participants as herein provided.

                  (b) The term "Committee" shall mean a committee of the Board of Directors of Industries, which shall consist of not less than two persons who are "Non-Employee Directors" as defined in Rule 16b-3(b)(3) under the Securities Exchange Act of 1934 and who meet such additional criteria as the Board of Directors of Industries shall determine so that any incentive bonuses paid pursuant to this Plan shall be exempt from the limitation set forth in Section 162(m) of the Internal Revenue Code of 1986, as amended.

                  (c) The term "Compensation" shall mean a Participant's base compensation (as determined by the Committee) for the specified period and shall exclude any non-recurring compensation such as bonus payments.

                  (d) The term "Disability" shall mean any condition which causes the Participant to fail to devote his full time and reasonable best efforts to the performance of his duties and responsibilities for a period of in excess of ninety (90) consecutive days.

                  (e) The term "Election Period" shall mean the period of November 15 to November 30 inclusive for each year.

                  (f) The term "Fair Market Value" shall mean such amount as the Board of Directors of Industries, in its sole discretion, shall determine; provided, however, that if there is a public market for the securities, the Fair Market Value shall be the closing sales price of the securities per share or unit, as the case may be, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation System) as of the date in question or, in the event the securities are listed on a stock exchange, the Fair Market Value shall be the closing sales price of the securities per share or unit, as the case may be, on such exchange, as reported in the Wall Street Journal, as of the date in question.

                  (g) The term "Operating Ratio" shall mean with respect to any particular Participant, the ratio of Industries', or one or more of its operating entities' or groups', as set forth on Exhibit A attached to this Plan, operating expenses to operating revenues for the applicable fiscal year, as adjusted by the Committee for such specific items, if any, that the Committee in its sole discretion deems appropriate.

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                  (h) The term "Participant" shall mean each officer of FFE, including without limitation any officer of Industries that is an officer of FFE, whose name is set forth on Exhibit A.

                  (i) The term "Participant's Allocated Phantom Shares" shall mean the Allocated Phantom Shares allocated by FFE to a specific Participant's account as provided in this Plan.

                  (j) The term "Participant's Relative Percentage" shall mean at any point in time the fraction, expressed as a percentage, in which the numerator is the number of the Participant's Allocated Phantom Shares at such time and the denominator is the sum of the total number of shares of issued and outstanding Stock at such point in time plus the total number of Allocated Phantom Shares at such point in time.

                  (k) The term "Phantom Share" shall mean a unit the value of which is tied to the value of a share of Stock which will carry with it certain rights and benefits as described more particularly herein but which will not entitle the holder thereof either to equity rights in FFE, Inc. or Industries or to any type of voting rights in FFE, Inc. or Industries.

                  (1) The term "Reorganization" shall mean any capital reorganization of Industries, other than pursuant to a transaction provided for in Section 4 below, or the consolidation or merger of Industries with or into another corporation (other than a consolidation or merger in which Industries is the continuing corporation and which does not result in any reclassification of the outstanding shares of Stock or the conversion of such outstanding shares of Stock into shares of other stock or other securities or property), or the sale of the property of Industries as an entirety or substantially as an entirety.

                  (m) The term "Triggering Event" shall mean any one of the following:

                           (i) The termination of the Participant's employment.

                           (ii) The death of the Participant or the Participant becoming subject to a Disability.

                           (iii) The close of a calendar year for those Phantom Shares held for one year or longer, unless the Participant has made a written election to defer within the Election Period.

                           (iv) A Change in Control (as defined in Treasury regulations promulgated under Internal Revenue Code Section 280G) with respect to Industries.

                  (n) The term "Stock" shall mean the common stock of Industries and shall not include any Phantom Shares.

         2. DETERMINATION OF BONUS. With respect to each fiscal year commencing with fiscal year 1999, each Participant shall be entitled to an incentive bonus ("Bonus") calculated pursuant to a formula determined on the basis of such Participant's Operating Ratio targets and specified percentages of such Participant's Compensation, if the Committee certifies that the applicable target has been obtained. The targets and percentages for all Participants are shown on Exhibit A attached to this Plan. On or before the last day of any fiscal year, the Committee may, in its sole discretion, redetermine who will be a Participant (provided that such person must be an officer of FFE) for the subsequent fiscal year and the Operating Ratio targets and percentages to be used to calculate the Participants' Bonuses for the subsequent fiscal year by amending Exhibit A attached to this Plan.

         3. PAYMENT OF BONUS AND PHANTOM SHARES.

                  (a) Each Participant's Bonus for any fiscal year shall be paid by FFE to such Participant as soon as practicable after the consolidated financial statements of Industries for such fiscal year have been prepared.

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

                  (b) In addition to the payment of any Bonus to a Participant, FFE shall allocate, for the benefit of each Participant, Phantom Shares. The number of Phantom Shares shall be equal to 50% of the amount of the Participant's Bonus for that fiscal year divided by the applicable Phantom Share Value. The applicable Phantom Share Value shall mean the amount that is the lower of (i) the Fair Market Value of a share of Stock as of the last business day of the fiscal year immediately preceding the fiscal year for which the Participant's Bonus was awarded and (ii) the average of the Fair Market Values of a share of Stock as of the last business day of each calendar month of the fiscal year for which the Participant's Bonus was awarded.

                  (c) Each Phantom Share shall be allocated to a Participant as of the last business day of the fiscal year for which the Participant's Bonus was awarded and shall be allocated to his individual Participant account and held and maintained by FFE as an Allocated Phantom Share for the benefit of the Participant.

                  (d) If the specified bonus percentage for a Participant's Operating Ratio for any fiscal year is a negative number, no award for that fiscal year will be made. Rather, the Committee shall have the option to reduce each Participant's Compensation for the next calendar year, or for such other period as the Committee may determine, by such percentage.

         4. ADJUSTMENT TO NUMBER OF PHANTOM SHARES.

                  (a) For the purpose of this Plan, the number of the Participant's Allocated Phantom Shares shall be the number of Phantom Shares held and maintained by FFE for such Participant as provided in Section 3 above, as said number may be adjusted from time to time in accordance with the provisions of this Section 4.

                  (b) In case Industries shall (i) declare a dividend or make a distribution on the outstanding shares of Stock in additional shares of Stock,
(ii) subdivide or reclassify the outstanding shares of Stock into a greater number of shares of Stock, or (iii) combine or reclassify the outstanding shares of Stock into a lesser number of shares of Stock, the number of the Participant's Allocated Phantom Shares shall be adjusted immediately after the record date for such dividend or distribution or the effective date of such subdivision, combination, or reclassification, so that such number is increased or decreased by multiplying such number as it existed immediately before such record date or effective date by a fraction, the numerator of which shall be the number of shares of Stock outstanding immediately after such dividend, distribution, subdivision, combination, or reclassification, and the denominator of which shall be the number of shares of Stock outstanding immediately before such dividend, distribution, subdivision, combination, or reclassification.

                  (c) In case Industries shall issue rights or warrants to all holders of Stock entitling them to subscribe for or purchase shares of Stock at a price per share less than the Fair Market Value of a share of Stock as of the date of the issuance of such rights or warrants, the number of the Participant's Allocated Phantom Shares shall be increased by an amount equal to the Participant's Relative Percentage of the total number of Bonus Shares (hereafter defined) that would be acquired upon exercise of such rights or warrants. For the purposes hereof, Bonus Shares shall mean the total number of shares of Stock that would be acquired upon exercise of such rights or warrants less the number of shares of Stock that could have been purchased for the amount expended in exercise of such rights or warrants if such shares of Stock were purchased at a price per share equal to the Fair Market Value of a share of Stock as of the date of the issuance of such rights or warrants.

                  (d) In case Industries shall sell or issue shares of Stock, other types of equity securities, or rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Stock or other types of equity securities in any transaction other than those described above in this Section 4, the Participant shall not have any right by virtue of this Plan to purchase or acquire any such shares of Stock or other types of equity securities, or any such rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Stock or other types of equity securities, and such sale or issuance shall not result in any adjustment in the number of the Participant's Allocated Phantom Shares, notwithstanding that as a result of such sale or issuance such Participant's Relative Percentage may then or thereafter be reduced.

                  (e) In case Industries shall fix a record date for the payment of a cash dividend to all holders of shares of Stock, then, if the Operating Ratio applicable to such Participant for the fiscal year which includes such record date is less than 96 percent, the number of the Participant's Allocated Phantom Shares shall be increased as of the end of such fiscal year by an amount equal to the quotient of (a) the product of the number of such Participant's Allocated Phantom Shares on such record date and the amount of such dividend payable on one share of Stock and (b) the Fair Market Value of a share of Stock on such record date.

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                  (f) If the Operating Ratio applicable to such Participant for the fiscal year ended December 31, 1999 is less than 96 percent and the Committee certifies thereto, the number of the Participant's Allocated Phantom Shares shall be increased as of the end of such fiscal year by the amount set forth opposite the name of such Participant on Exhibit B attached to this Plan.

         5. PAYMENT OF PHANTOM SHARE VALUE.

                  (a) In the event of the occurrence of a Triggering Event described in clause (i), (iii), or (iv) of Subsection 1(m) above (an "Optional Triggering Event"), FFE shall, unless the Participant elects in writing prior to December 1 of the year in which the Optional Triggering Event occurs for those Optional Triggering Events described in clause (iii) and the 30th day after the date on which the Optional Triggering Event occurs for those Optional Triggering Events described in clauses (i) and (iv), pay to the Participant, within thirty
(30) days following the close of the calendar year in which the Optional Triggering Event occurs, the product of the greater of (i) the Fair Market Value of a share of Stock as of the last business day of the calendar year in which such Triggering Event occurs and (ii) the average of the Fair Market Values of a share of Stock as of the first and last business days of the calendar year in which such Triggering Event occurs multiplied by the number of such Participant's Allocated Phantom Shares (or, in the case of a Triggering Event specified in clause (iii) of Subsection 1(m), such lesser number of the Participant's Allocated Phantom Shares as the Participant did not elect to defer in writing within the Election Period). In the event of the occurrence of a Triggering Event described in clause (ii) of Subsection 1(m) above (a "Mandatory Triggering Event"), FFE shall, within thirty (30) days following the close of the calendar year in which the Mandatory Triggering Event occurs, terminate all rights of the Participant under this Plan by paying to the Participant the product of the greater of (i) the Fair Market Value of a share of Stock as of the last business day of the calendar year in which such Triggering Event occurs and (ii) the average of the Fair Market Values of a share of Stock as of the first and last business days of the calendar year in which such Triggering Event occurs multiplied by the number of such Participant's Allocated Phantom Shares. In any event, such payment shall be made in a single lump sum, and, except as contemplated by Subsection 5(b) below, all rights of the Participant with respect to the Phantom Shares for which he received payment pursuant to this Subsection 5(a) shall terminate.

                  (b) In the event that Industries consummates a Reorganization within six (6) months after the date that the Participant elects to be paid or FFE becomes obligated (other than due to the death of the Participant or the Participant becoming subject to a Disability) to pay the Participant for some or all of such Participant's Allocated Phantom Shares in accordance with Subsection 5(a) above, and as a result of such Reorganization all holders of Stock receive cash for each share of Stock held immediately prior to consummation of the Reorganization in excess of the amount which FFE is obligated to pay to the Participant for the Participant's Allocated Phantom Shares pursuant to Subsection 5(a) above, then the amount payable to the Participant pursuant to Subsection 5(a) above shall be increased by an amount equal to the product of such excess and the number of such Participant's Allocated Phantom Shares (or such lesser number as the Participant did not elect to defer in accordance with Subsection 5(a)), and such increase shall be paid to the Participant.

                  (c) If the Operating Ratio applicable to a Participant for the fiscal year ending December 31, 1999 is less than 96 percent and the Committee certifies thereto, then such Participant will be entitled to receive a special unit ("Special Unit"). The Special Unit will entitle the holder thereof to receive an amount payable by FFE to such Participant (simultaneously with any payment under the FFE Transportation Services Inc. Executive Bonus and Phantom Stock Plan dated as of January 1, 1994 (the "Old Plan") in respect of a Phantom Share ("Old Plan Phantom Share") previously issued under the Old Plan to such Participant) equal to the difference between the amount that would have been paid by FFE for an Allocated Phantom Share pursuant to this Plan and the amount paid by FFE to the Participant for such Old Plan Phantom Share under the Old Plan.

         6. NON-TRANSFERABILITY. Neither the Phantom Shares, the Special Units nor any rights and benefits granted in this Plan may be transferred, assigned, pledged, or hypothecated in any manner, by operation of law or otherwise, other than by will or by the laws of descent or distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended ("Internal Revenue Code"), or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall not be subject to execution, attachment, or similar process.

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

         7. NO FIDUCIARY RELATIONSHIP. The Boards of Directors and the officers of FFE, Industries and Inc. shall have no duty to manage or operate in order to maximize the benefits granted to the Participants hereunder, but rather shall have full discretionary power to make all management and operational decisions based on their determination of their respective best interest. This Plan shall not be construed to create a fiduciary relationship between such Boards or the officers of FFE, Industries or Inc. and the Participant.

         8. GOVERNING LAW. This Plan shall be governed by and construed in accordance with the laws of the State of Texas.

         9. NO EMPLOYMENT GUARANTEE. Nothing in this Plan shall be construed as an employment contract or a guarantee of continued employment. The rights of any Participant shall only be those as are expressly set forth in this Plan.

         10. ADMINISTRATION. The Committee shall administer this Plan and shall have the authority, in its sole and absolute discretion, (a) to adopt, amend and rescind administrative and interpretative rules and regulations relating to the Plan, (b) to determine the Participants and the terms under which they may participate in this Plan, (c) to make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate.

         11. TAXES. FFE shall be entitled to deduct from amounts payable hereunder any sums required by federal, state, or local tax law to be withheld with respect to such payments.

         12. MAXIMUM NUMBER OF PHANTOM SHARES. Notwithstanding any provision of this Plan to the contrary, no Phantom Share or Special Unit may be allocated to any Participant if, as a result of such allocation, the aggregate number of Allocated Phantom Shares and Special Units exceeds (and FFE shall have no obligation to allocate Phantom Shares or Special Units to a Participant if such allocation would cause such number to exceed) a number representing five percent of the total outstanding shares of Stock at the time in question.

         13. AMENDMENT. In addition to the amendments to this Plan contemplated by Section 2, the Board of Directors may amend or terminate this Plan in its sole discretion.

         14. GENERAL CREDITOR STATUS. The Participants shall, in no event, be regarded as standing in any position, if at all, other than as a general creditor of FFE with respect to any rights derived from the existence of this Plan and shall receive only FFE's unfunded and unsecured promise to pay benefits under this Plan.

         15. CAPTIONS. The captions in this Plan are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Plan or any of the provisions hereof.

         16. SEVERABILITY. If any provision of this Plan is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and shall not invalidate the remaining provisions of this Plan, and the remaining provisions of this Plan shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Plan.

         17. COSTS. All expenses and costs incurred in connection with the operation of this Plan shall be borne by FFE.

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